As filed with the Securities and Exchange Commission on February 3, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Bain Capital Private Credit
(Exact name of registrant as specified in its charter)

Delaware	87-6984749
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
200 Clarendon Street, 37th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-261859

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Shares, par value $0.01 per share

Class D Shares, par value $0.01 per share

Class I Shares, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are Class S common shares of beneficial interest, Class D common shares of beneficial interest and Class I common shares of beneficial interest, par value $0.01 per share (collectively, the “Common Shares”) of Bain Capital Private Credit (the “Registrant”). For a description of the Common Shares being registered hereby, reference is made to the information contained in the sections entitled “Description of Common Shares,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-261859), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on December 23, 2021 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.         Exhibits.

1.	Amended and Restated Agreement and Declaration of Trust of the Registrant (incorporated by reference to Exhibit (a)(2) of Pre-Effective Amendment No.2 to the Registration Statement on Form N-2 (File No. 333-261859), filed on December 20, 2022).

2.	Bylaws of the Registrant (incorporated by reference to Exhibit (b) of Pre-Effective Amendment No.2 to the Registration Statement on Form N-2 (File No. 333-261859), filed on December 20, 2022).

3.	Form of Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) of Pre-Effective Amendment No.2 to the Registration Statement on Form N-2 (File No. 333-261859), filed on December 20, 2022).

4.	Form of Subscription Agreement (incorporated by reference to Appendix A of Pre-Effective Amendment No.2 to the Registration Statement on Form N-2 (File No. 333-261859), filed on December 20, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:      February 3, 2023

BAIN CAPITAL PRIVATE CREDIT

By:	/s/ Jessica Yeager
Name: Jessica Yeager
Title: Secretary